Exhibit 10.12

Shenzhen Realty Lease Contract

Prepared by Shenzhen Realty Leasing Administrative Office

Realty Lease Contract

The lessor (Party A):   Shenzhen Shekou Yu Er Industrial Co., Ltd

Address:    Floor 4, No. 38 (back building), Wanzhan Road, Shekou, Shenzhen

Postal Code:    518067

Authorized agent:

Address: __________________________________________________________

Postal Code: _________________________

The renter (Party B): Yinlips Digital Technology (Shenzhen) Co., Ltd

Address: Room 2929, Nanguang Jiejia Building, No.3037 Shen South-mid road, Futian District, Shenzhen

Postal Code:

Business License or ID No.:      440301503286076

Authorized agent:

This realty lease contract is entered into by and between Party A and Party B based on “China Contract Law”, “China Real Estate Administrative Law”, “Shenzhen Special Economic Zone House Leasing Act” and their implementing regulations. In consideration of the mutual covenants and agreements herein contained, it is agreed by and between the lessor and the renter as follows:

Article 1 Party A leases the realty No. is    —        , located at Building 3 (Floor 3 -5), Baiwangxin Hi-tech Industrial District 1, Nanshan District, Shenzhen    (hereafter referred to as “leased realty”) to Party B. The total area of the leased realty is 4699.71 m2 in an five-storey building.
    The rights holder of the leased realty is Shenzhen Shekou Yu Er Industrial Co., Ltd. ; No. of property rights certificate or name and number of other valid documents that prove the property rights (or right to uses):         —              .

Article 2  The leasing price is RMB18 (eighteen Yuan) per m2 per month, and a total of RMB84,594.78 ( eighty-four thousand five hundred and ninety-four Yuan and seventy-eight cents).

Article 3  Party B shall make the first payment of RMB84,594.78 ( eighty-four thousand five hundred and ninety-four Yuan and seventy-eight cents) by November 10, 2008.

Article 4    Party B shall make rent payments to Party A
(Y) before the 5th of every month;
(  ) before the ___ date of ___ month every quarter;
(  ) before the ___ date of ___ month every half year;
(  ) before ___ date of ___ month every year.
Party A shall provide Party B taxation invoice upon receipt rentals from Party B.
(Please choose from one of the four above items.)

Article 5    The lease term is from January 1, 2009 to December 31, 2013.
    The above term shall not cover beyond the land use period, otherwise, the period beyond the expiry of the land use period shall be deemed as invalid. Any losses arising from the excessive period shall be handled by the parties’ agreement; if no such agreement exists, the said losses shall be born by Party A.

Article 6    The leased realty is used as workshop.
    Should Party B wish to change the above use of the leased realty, it shall attain written permission of Party A in advance. Party B shall also apply to the property administration department for change the use before hand.

Article 7    Party A shall deliver the leased realty to Party B and go through the transfer process by November 10, 2008.

Should Party A fails to deliver the leased realty to Party B on time, Party B has the right to request to extend the validity period of the contract accordingly. Both parties shall sign to confirm the revised validity and have it registered at the registration office.

Article 8    When handing over the leased realty, both parties shall confirm its conditions and its ancillary facilities and appliances, and attach a list to the contract.

Article 9  Party A may acquire two-month worth of rent payments as a deposit when delivering the leased realty. This amount is equal to RMB169,189.24 (one hundred sixty-nine thousand, one hundred and eighty-nine Yuan and twenty-four cents).
    Party A shall provide a receipt to Party B upon receiving a rent deposit from Party B.
Only under all of the following circumstances shall Party A refund the deposit to Party B:
1.at the time when the leased realty is restored to original conditions, and Party A has accepted the restoration. Reasonable natural wear and tear is permitted.
2.at the time when the wages are settled, and the fees and costs due to administrations concerned have been paid off.
3.at the time when this contract expires.
(  ) any one of the above requirements is met;
(Y) all the above requirements shall be met.
(The two parties shall choose one from the above options in their mutual agreement. )
Under the following circumstances, Party A will not refund the deposit to Party B:
1. at the time when the leased realty is not restored to original conditions, and Party A has not accepted the restoration. Reasonable natural wear and tear is permitted.
2.at the time when the wages are not settled, and the fees and costs due to administrations concerned have not been paid off.
3.at the time when this contract does not expires.

Article 10    During the lease period, Party A shall pay the land use fee and taxed, lease management fees arising from the lease of property; while Party B shall pay the water and electricity expenses, sanitation fees, property management fees, elevator use fees and other fees arising from the use of property.

Article 11    Party A shall ensure that the property, its ancillary facilities and appliances meet the requirements of the lease, and shall guarantee the security system in place complies with all relevant laws and regulations.
    Party B has the right to claim for personal injury or property damage in the leased realty due to intentional or negligent act(s) of Party A.

Article 12    Party B shall use the leased realty and ancillary facilities property. No illegal act is allowed in the leased realty . Party A shall not interrupt Party B for the normal and reasonable use of the leased realty.

Article 13    During the lease term, if due to no fault of Party B, there is any natural damage or failure of the leased realty and its ancillary facilities, Party B shall promptly notify Party A of the defects and take appropriate measures to prevent the further expansion; Party A shall repair the realty or authorize Party B to repair it in five days after being notified. If Party B is not able to notify Party A or Party A fails to carry out the repair work during the above-mentioned period, Party B may repair it by registry at the registration office in advance.
    In an extreme emergency when urgent repair is needed, Party B may carry out the repair work first and promptly notify Party A of the situation.
    Costs of repair arising out of the provisions above (including repair work carried out by Party B or reasonable costs spent by Party B to prevent the expansion of the damages) shall be born by Party A. In case Party B fails to inform Party A promptly or take possible measures to prevent further damages, the repair costs for the further damages shall be born by Party B.

Article 14    If due to Party B’s improper or unreasonable use, there is any damage or failure of the leased realty and its ancillary facilities, Party B shall promptly notify Party A and repair on its own cost or make compensation to Party A. If Party B refuses to carry out the repair work, Party A could repair it by registry by registration office in advance and the maintenance fees shall be born by Party B.

Article 15    During the lease term, Party A and Party B shall sign a separate written agreement in case of any reconstruction, extension or decoration of the leased realty by any party.
    If such reconstruction, extension or decoration is subject to the approval of related administration, such approval shall be attained in advance.

Article 16
(   ) During the lease term, Party B may sublet part or all of the leased realty to a third party, and register the sublease at the registration office. However, the sublease term shall not exceed the term of this contract.
(  ) Party B is not allowed to sublease part or all of the leased realty to third party. However, with Party A’s written consents, Party B could register the sublease to the registration office, and the sublease term shall not exceed the term of this contract.
(Y) During the lease term, Party B shall not sublease part of all of the leased realty to third party.
(Please choose and tick one of the above terms.)

Article 17    During the lease term, Party A may transfer part or all of the leased realty. In such case, Party A shall inform Party B, in writing, one month in advance. In case the leased realty has to be transferred, Party B has the priority to purchase.

In case the leased realty has to be transferred, Party A shall inform the transferee to continue to perform this contract.

Article 18    During the lease term, the contract will be discharged or modified under the following circumstances:
1. due to force majeure, the contract could not be carried out;
2. due to government requisition, purchase, withdrawal or demolishment;
3. due to the mutual agreement of both parties.

Article 19    Party A has the right to:
(Y ) require compensation from Party B;
(Y ) not refund the lease deposit;
(   ) require Party B to pay liquidated damage.
(Please choose and tick one of the above terms.)

Should Party B perform any of the following acts:
1. delays rent payment for more than 30 days (one months);
2. delays payment of fees equal to or greater than    —     ;
3. conducts illegal activities in the leased realty that harm the public or others;
4. changes the structure or the use of the property without permission;
5. fails to perform the duty under Article 14 of this contract, and does not carry out the repair work or pay the maintenance fee , resulting in serious damage to the leased realty;
6. decorates the leased realty without the permission of Party A and the relevant administrative departments;
7. sublets the leased realty to a third party without the permission of Party A.
Party B shall be responsible for damages or breach of contract, and besides, under the above circumstances, Party A has the right to terminate the contract or modify the terms and conditions.

Article 20    Party B has the right to:
( Y ) require compensation from Party A;
(   ) require double refund of lease deposit;
(   ) require Party B to pay liquidated damage in the amount of     —     RMB Yuan.
(Please choose and tick one of the above terms.)

Should Party A perform any of the following acts:
1. delays delivery of the leased realty for more than 30 days (one months);
2. violates the provision of the first paragraph of Article 11, and fails to fulfill the lease purpose;
3. violates Article 13 by not carrying out necessary repair work or pay for repair fees;
4. reconstructs, extends or decorates the leased realty without permission of Party B or approval of the relevant administrative departments.

Party A shall be responsible for damages or breach of contract, and besides, under the above circumstances, Party B has the right to terminate the contract (upon receipt of compensation, return the leased realty and a written notice.) or modify the terms and conditions.
Party B has the right to withhold payment during the period from the date Party A has receives the notice to the date Party B receives compensation.

Article 21    Party B shall move out of the leased realty and return it to Party A within five days after the termination of this contract. Party B shall ensure that the leased realty and its ancillary facilities and appliances are in good state (except for normal wear and tear.) At the same time, Party B shall settle down all the payments of fees and go through all transfer processes.
Should Party B delay moving out or returning the leased realty, Party A has the right to reprocess the leased realty and charge double rent.

Article 22    Should Party B wish to continue leasing the realty after the expiration of the contract, it shall propose to renew the contract three months before the expiration date. Party B has priority to lease the realty under the same conditions.
When both parties agree to the renewal of the contract, a new lease contract shall be signed and registered at the registration office.

Article 23    Both parties shall abide to the contract. Any party who breaches the contract shall be liable for it.

Article 24    Any issue that has not been clarified in the contract shall be set forth in attachments which will act as part of this contract and have the same effect after signed by both parties.
    In case Party A and Party B have agreed to modify the contract during the lease term, the modified contract shall be registered at the same registration office and have the same effect as this contract after registration.

Article 25   Any disputes arising from this contract shall be settled through negotiation. If no settlement is reached through negotiation, either party could apply for the registration office for intermediation; if intermediation fails, either party could
(Y ) apply for arbitration at Shenzhen Arbitration Committee;
(   ) apply for arbitration at China International Economic and Trade Arbitration Committee Shenzhen Branch;
(   ) bring the case to People’s court.
(Please choose and tick one of the above terms.)

Article 26    The contract shall come into force after it is signed by both parties.
Party A and Party B shall register and record the contract at the registration office within 10 days after consigned by both parties.

Article 27    The contract is written in Chinese and the Chinese version prevails.

Article 28    Four copies of the contract shall be produced, one for Party A, one for Party B, one for the registration office and one for its relevant departments.

Party A (Seal):  Shenzhen Shekou Yu Er Industrial Co. Ltd
Legal representative:
Telephone:
Bank Account No.:
Agent (Seal):

March 21, 2009

Party B (Seal): Yinlips Digital Technology (Shenzhen) Co., Ltd
Legal representative:
Telephone:
Bank Account No.:
Agent (Seal):

March 31, 2009

Registration or record agent (Seal):

Contract registration (record) department (Seal):
April 7, 2009

Supplementary Agreement

Article 1    When the first three years of the contract terms expires, from the forth year dated from January 1, 2012, the rent shall be adjusted accordance to the current market price, however, the adjustment rate shall not exceed 8% of the highest or the lowest market price.

Article 2    Supplement to the contract terms
1. Article 20 (4)
During the lease term, in accordance with the principle of not destroying the original structure of the leased realty, Party B may decorate the leased realty according to its business characteristics, however, Party B shall provide Party A with its decoration program and obtain Party A’s written approval.
2. Article 17, Article 19 (6)
During lease term, if the changes of the realty property rights impacts Party B’s normal operation and makes Party B suffer from losses, Party A shall be liable for Party B’s losses and make compensation.

Article 3    Party A has the duty to assist Party B to apply for business license, go through environmental protection procedure and fire fighting procedure, and the costs shall be born by Party B.

Party A (Seal):  Shenzhen Shekou Yu Er Industrial Co. Ltd
Legal representative:
Telephone:
Bank Account No.:
Agent (Seal):
March 31, 2009

Party B (Seal): Yinlips Digital Technology (Shenzhen) Co., Ltd
Legal representative:
Telephone:
Bank Account No.:
Agent (Seal):
March 31, 2009

Registration or record agent (Seal):

Contract registration (record) department (Seal):
2009